[stamp] State of Israel
Ministry of Health
Israel Medical
Cannabis Agency
(IMCA)

[logo] [emblem of the State of Israel]
**Ministry of health**
for a healthier life
**The Medical Cannabis Agency**

**Valid until November 29, 2024**
**Dealer Code: V-1315-060518**

# Initial Authorization to Establish a Site for Dealing with a Controlled Substance

By virtue of the authority vested in me pursuant to Sections 6, 7 and 13 in the middle of the Dangerous Drugs Ordinance [New Version], 5733 – 1973 (hereinafter "the Ordinance") and pursuant to the Dangerous Drugs Regulations, 5740 – 1979 (hereinafter: "the Regulations"), an initial authorization is hereby granted to establish a proliferation farm – proliferation of cannabis plants (hereinafter "the site") and, according to the following detail:

1. **The Applicant for the Authorization and his Details**:

   1.1 Name of the entrepreneur/Corporation: **Dalia Bezizinsky**
   1.2 Site Address: **Kochav Michael**
   1.3 Contact Person (Name): **Dalia Bezizinsky**

   ID/Co No: **054771613**: (hereinafter: "the applicant")
   Farm/Estate: **Farm 10**
   ID No: **054771613** Tel No: **054-222-8861**

2. **Name of the Controlled Substance**
   CANNABIS

3. **Its Form**

   This authorization does not constitute authorization for possession in any form
   It is absolutely prohibited to possess the drug, plant, any part of it, its components or products and in any form for as long as no express license for this is been received from the Director.

4. **The Purpose of the Authorization**

   4.1 To act for planning/establishing/adapting **a cultivation farm – cultivation of the cannabis plant**
   4.2 The applicant declares that this authorization will not be used for any purpose not approved and specified expressly in this authorization.

5. **Restrictions and Additional Conditions:**

   5.1 This authorization is only temporary. This authorization can be annulled pursuant to the Director's sole discretion, or pursuant to a Government of Israel decision, without derogating from any other cause in the law for annulling the authorization.
   5.2 This authorization contains nothing to impose any obligation whatsoever on the Ministry of Health or the Medical Cannabis Agency to grant a license for dealing in a controlled substance.
   5.3 This authorization is authorization for the applicant to commence establishing or adapting the site pursuant to the designated occupation. The principles of the planning and establishment/adaptation of the business must be executed pursuant to the designated occupation, while complying with all the relevant requirements of the law and pursuant to quality and security requirements as detailed below:
      a. Cultivation or proliferation of the cannabis plants – as detailed in Procedure IMC-GAP (proper cultivation conditions) and as detailed in Procedure IMC GSP (Security Conditions).

It must be emphasized: The applicant must comply with the security requirements as detailed in Procedure IMC-GSP at the site and must receive security approval pursuant to the type of occupation.

   5.4 This authorization cannot be transferred in any form whatsoever.
   5.5 Should there be any change whatsoever in the ownership of the applicant, or in the identity of the controlling shareholders therein, or in its managers or authorized signatories, who are detailed in this license without receiving the advance written approval of the IMCA for this – the validity of the license will expire. Regarding this section, a change in the ownership means transferring shares, in any manner whatsoever, in a volume that exceeds 5% of the Company's total share capital.
   5.6 Inn view of the activity in the cannabis field, and because this activity obligates, inter alia, receipt of the IMCA's approval for all the dealers, managers and interested parties in companies and/or their managers – granting the initial authorization/the license is subject to the attached conditions:

Israel Medical Cannabis Agency
Minister Health
PO Box 1176 Jerusalem 91010
IMCA@moh.health.gov.il
Tel No *5400 Fax No: 02-647-4810

Kol Habriut
*5400

[signature] [stamp]
MGR Yuval Landschaft
L.N. 4023 Director
the Medical Cannabis Agency
(IMCA)

a. Every material shareholder as defined in the Companies Law, 5759 – 1999 and/or interested party as defined in the Companies Law, 5759 – 1999 and/or an effective interested party and/or director and/or general manager in the company has to receive the IMCA's authorization.
b. No shares in the company may be allotted to any offeree whatsoever, which, following this allocation, will convert him into a material shareholder and/or interested party and/or effective interested party*, prior to receiving the IMCA's approval for this.
c. No director and/or general manager in the company may be appointed prior to receiving the IMCA's approval for this.
d. The company must amend the Company's Articles Association so that they include an instruction, pursuant to which, if any entity/entities whatsoever become material shareholders and/or interested parties and/or effective interested parties*in the company by virtue of holding its shares or agreement between shareholders, prior to receiving the mandatory authorizations from the IMCA, the company shall have the right to forfeit shares and/or anesthetize some of the shares held by one or more of these shareholders, so that after the forfeiture and/or anesthetization of the shares, there will not be any interested party entities by virtue of holdings or by virtue of agreement or effective interested parties*in the company.
e. The company must not extend the tenure of a director or its general manager, unless there is IMCA approval regarding him on the date of the extension.
f. At any Annual Meeting of the company the general manager of the company must declare that all the mandatory IMCA authorizations for the company and dealer/dealers, manager/managers and interested party/parties as detailed in Sections a. b. and c. above exist and are valid on the date of the meeting and that there has not been any change in the status of the dealer/dealers, manager/managers, material shareholder/shareholders and interested party/parties from the time of granting the authorization/authorizations.

5.7 The Applicant must inform the Director immediately of any change in any of his details (address, contact person's etc.) and receive the IMCA's advance written approval for any change in the ownership of the Applicant or in the identity of the interested parties in it or its managers or its authorized signatories or the material shareholders.

5.8 The presence of minors at the site or in its installations is absolutely prohibited.

5.9 The provisions in the Ordinance and Regulations and any instruction and stipulation for complying with any mandatory quality conditions apply to the Applicant.

5.10 The Applicant must maintain regular records of all the operations regarding the establishment of the site and any additional record required by the Director. The records must be presented to the Director at any time that he demands this and must be presented to any other competent entity, according to the matter, according to the Director's demand.

5.11 it will be possible to update the conditions and stipulations at the IMCA's discretion and with the approval of the Dir. Gen. at the Health Ministry. The IMCA is entitled to publish additional instructions according to the circumstances and essence of the business.

6. **The Validity of the Authorization:**

6.1 This authorization annuls any previous, other or additional authorization at the Applicant's disposal

6.2 This authorization was granted today **November 29, 2023 at the IMCA's offices.**

6.3 This authorization expires on **November 29, 2024,** unless annulled previously to this by the Director's decision.

[signature]
[stamp] Mgr Yuval Landschaft
L.N. 4023
Director
The Medical Cannabis Agency IMCA
**Yuval Landschaft**
**Director pursuant to the Dangerous Drugs Ordinance**

Click-Translation 27 Hahelmonit St. Rishon Lezion
Tel: 03-9612328 Cellphone: 052-6035000

Dec. 7, 23

07 דצמבר 2023

# Declaration

**Re: Authorization confirming the Accuracy of Translation from English to Hebrew**

1. I the undersigned hereby declare that certified translator representing "Click Translation" translated the attached document and that the content contained therein is identical to the target document.
2. I hereby certify that each component of the translation corresponds and is in keeping with the original document.
3. This document confirms that this translation is true to the original.
4. I hereby certify that the original source was not edited or modified in any way in the translation.

# תצהיר

**הנדון: אישור נכונות תרגום מאנגלית לעברית**

1. אני הח"מ מאשר בזה כי מתרגמים מוסמכים מטעם חברת "**Click Translation**" תרגמו את המסמך המצורף וכי הכתוב בו זהה למתורגם.
2. הנני מתחייב לכך שכל מילה שתורגמה תואמת את גרסת המקור ונאמנה לה.
3. מסמך זה מהווה אישור להיות התרגום נאמן למקור.
4. הנני מצהיר כי לא נעשה דבר בתרגום מבחינת עריכה או שינוי.

Dec. 7, 23

Date

Alfredo Nomeisky,
ID: 304205800

07 דצמבר 2023

תאריך

אלפרדו נומייסקי
תז: 304205800